EXHIBIT (j)(3)

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of BB&T Funds on Form N-1A of our report dated February 16, 2006, relating to the financial statements which appears in the December 31, 2005 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers, LLP

San Francisco, California
April 26, 2006